                                                                    EXHIBIT 99.3

                                                            Financial Statements
                                                                   of "Sunshine"






SUNSHINE STATE POWER B.V.
ANNUAL FINANCIAL REPORT
DECEMBER 31, 2000, 1999 AND 1998

SUNSHINE STATE POWER B.V.
INDEX TO ANNUAL FINANCIAL REPORT
DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                                       PAGE(S)
                                                                                       -------
Auditors' Report                                                                          1

Balance Sheet at December 31, 2000, 1999 and 1998                                         2

Statement of Income for the years ended December 31, 2000, 1999 and 1998                  3

Statement of Cash Flows for the years ended December 31, 2000, 1999 and 1998              4

Notes to the Annual Accounts for the years ended December 31, 2000, 1999 and 1998       5-12

TO THE SHAREHOLDERS OF
SUNSHINE STATE POWER B.V.


AUDITORS' REPORT

INTRODUCTION

We have audited the accompanying balance sheet of Sunshine State Power B.V. as of December 31, 2000, 1999 and 1998, and the related statements of income and of cash flows for each of the three years ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

SCOPE

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

OPINION

In our opinion, the financial statements give a true and fair view of the financial position of the Company as of December 31, 2000, 1999 and 1998 and of the results for the years then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Netherlands Civil Code.






PRICEWATERHOUSECOOPERS N.V.
March 2, 2001
Amsterdam, Netherlands

SUNSHINE STATE POWER B.V.
BALANCE SHEET
AT DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------

                      ASSETS                                  2000         1999        1998
                                                          -----------  -----------  ----------
Fixed assets:
   Intangible fixed assets                                     6,513        6,984       7,455
   Tangible fixed assets                                     153,210      155,857     157,432
                                                          -----------  -----------  ----------

                                                             159,723      162,841     164,887

Current assets:
   Stocks                                                      2,716        6,210       3,497
   Receivables                                                 5,740        4,891       5,521
   Cash and bank balances                                     13,202       11,206      11,471
                                                          -----------  -----------  ----------

                                                              21,658       22,307      20,489
                                                          -----------  -----------  ----------

     Total assets                                            181,381      185,148     185,376
                                                          ===========  ===========  ==========

          SHAREHOLDERS' EQUITY AND LIABILITIES

Shareholders' equity:
   Issued share capital                                           30           30          30
   Retained earnings                                          42,472       32,406      26,580
   Result for the year                                         3,169       10,066       5,826
                                                          -----------  -----------  ----------

                                                              45,671       42,502      32,436
                                                          -----------  -----------  ----------

Provisions                                                    19,824       18,369      17,918
Long-term liabilities                                        103,549      113,050     125,480
Current liabilities                                           12,337       11,227       9,542
                                                          -----------  -----------  ----------

     Total shareholders' equity and liabilities              181,381      185,148     185,376
                                                          ===========  ===========  ==========




      The accompanying notes form an integral part of the annual accounts.

SUNSHINE STATE POWER B.V.
STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------

                                                                 2000       1999        1998
                                                              ---------  ----------  ---------
Net turnover:
   Enertrade                                                    20,305      16,649     18,819
   Boyne Smelters Limited                                       40,337      39,586     38,377
                                                              ---------  ----------  ---------

     Total                                                      60,642      56,235     57,196

Cost of turnover:
   Non-fuel                                                     10,055       9,847      9,345
   Fuel                                                         28,050      24,541     24,864
                                                              ---------  ----------  ---------

     Total                                                      38,105      34,388     34,209
                                                              ---------  ----------  ---------

Gross profit on turnover                                        22,537      21,847     22,987
                                                              ---------  ----------  ---------

Operating expenses                                               1,541       2,236      1,624
Depreciation and amortization expense                            4,750       4,806      6,409
                                                              ---------  ----------  ---------

     Total expenses                                              6,291       7,042      8,033
                                                              ---------  ----------  ---------

Net profit on turnover                                          16,246      14,805     14,954
                                                              ---------  ----------  ---------

Interest expense                                                 7,182       6,530      6,942
Interest income                                                   (652)       (545)      (566)
Foreign exchange (gain) loss                                     5,141      (1,721)       995
Disposal of assets (gain) loss                                      48         135         19
                                                              ---------  ----------  ---------

Net financial expense                                           11,719       4,399      7,390
                                                              ---------  ----------  ---------

Result from ordinary operations before taxation                  4,527      10,406      7,564

Taxation                                                         1,358         340      1,738
                                                              ---------  ----------  ---------

Net result                                                       3,169      10,066      5,826
                                                              =========  ==========  =========





      The accompanying notes form an integral part of the annual accounts.

SUNSHINE STATE POWER B.V.
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------

                                                                2000       1999        1998
                                                              ---------  ----------  ---------
Cash flows from operating activities:
   Net result                                                    3,169      10,066      5,826
   Adjustments to reconcile net result to net cash provided by operating activities:
     Depreciation and amortization                               4,750       4,806      6,409
     Deferred income taxes                                       1,358         340      1,738
     Foreign exchange loss (gain)                                5,141      (1,721)       995
     (Gain) loss on sale of fixed assets                            48         146         19
     Changes in operating assets and liabilities:
       Stocks                                                    3,494      (2,713)    (1,243)
       Receivables                                                (849)        630     (1,051)
       Provisions                                                   97         111        (15)
       Current liabilities                                         435       1,060        164
                                                              ---------  ----------  ---------

     Net cash flows provided by operating activities            17,643      12,725     12,842
                                                              ---------  ----------  ---------

Cash flows from investing activities:
   Purchases of tangible fixed assets                           (1,694)     (2,918)    (1,867)
   Proceeds from sale of fixed assets                               14          12         23
                                                              ---------  ----------  ---------

     Net cash flows used by investing activities                (1,680)     (2,906)    (1,844)
                                                              ---------  ----------  ---------

Cash flows from financing activities:
   Proceeds (repayments) of notes payable                       (7,367)     (4,109)    (4,974)
   Repayments of long-term debt                                 (6,600)     (5,975)    (5,438)
                                                              ---------  ----------  ---------

     Net cash flows used by financing activities               (13,967)    (10,084)   (10,412)
                                                              ---------  ----------  ---------

Net increase (decrease) in cash and bank balances                1,996        (265)       586

Cash and bank balances:
   Beginning of year                                            11,206      11,471     10,885
                                                              ---------  ----------  ---------

   End of year                                                  13,202      11,206     11,471
                                                              =========  ==========  =========

Supplemental disclosure of cash paid for interest                7,182       6,229      7,744
                                                              =========  ==========  =========





      The accompanying notes form an integral part of the annual accounts.

SUNSHINE STATE POWER B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


1.    GENERAL

      ACTIVITIES

      Sunshine State Power B.V. (the Company) was incorporated on November 11, 1993 and is seated in Amsterdam, the Netherlands. The Company's principal operating activity is the ownership of 20% of the Gladstone Power Station Joint Venture. The Gladstone Power Station Joint Venture owns and operates the Gladstone Power Station located in Queensland, Australia which it acquired on March 30, 1994. The Gladstone Power Station Joint Venture is an unincorporated joint venture and therefore not a separate legal entity. Accordingly, the Gladstone Power Station Joint Venture owners act as tenants in common owning their proportionate shares of the unincorporated joint venture's assets, liabilities and results of operations. The unincorporated joint venture's assets, liabilities, results of operations and cash flows have been taken up in this annual financial report on a proportionate basis. The accounts have been prepared for the years ended December 31, 2000, 1999 and 1998.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      GENERAL

      Unless otherwise stated assets and liabilities are carried at nominal value.

      BASIS OF PREPARATION

      The Company's financial statements have been prepared in accordance with generally accepted accounting principles in the Netherlands (Netherlands
      GAAP) which may differ in certain respects from generally accepted accounting principles in the United States (US GAAP). With regard to the Company's balance sheet and statement of income, there are no material differences between Netherlands GAAP and US GAAP. With regard to the Company's statement of cash flows, under US GAAP the foreign exchange loss
      (gain) would be classified under the cash flows from financing activities section as US GAAP requires that such items be netted with the related cash flow item.

      FOREIGN CURRENCIES

      Assets and liabilities at year-end and transactions during the period denominated in a foreign currency are translated into the Company's local currency (Australian dollars) at the exchange rates ruling at year-end and at the time of the transaction, respectively. Exchange adjustments are taken to the statement of income.

      INTANGIBLE FIXED ASSETS

      Project Development Expenditures - Project development expenditures represent the Company's share of project development expenditures incurred by the Gladstone Power Station Joint Venture to organize the acquisition of the Gladstone Power Station and operate it subsequent to the acquisition.

      Capitalized development expenditures are being amortized over the term of the Gladstone Power Station Power sales agreements (35 years), commencing from the date the investment in the project was consummated. The carrying values of capitalized development expenditures and the

SUNSHINE STATE POWER B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


      amortization periods are reviewed annually and any necessary write down is charged against income. Research expenditures and expenditures on development of existing projects are charged against income in the year in which they are incurred.

      Financing Costs - Financing costs represent the Company's share of the costs incurred by the Gladstone Power Station Joint Venture to acquire the long-term debt used to finance the acquisition of the Gladstone Power Station. Capitalized financing costs are being amortized over a ten-year period, which represents the timeframe until the Company expects the long-term debt will be refinanced.

      TANGIBLE FIXED ASSETS

      All tangible fixed assets are stated at cost. The Company has not had any reevaluations performed on its tangible fixed assets. Tangible fixed assets, with the exception of land, are depreciated over their estimated useful lives or over the life of the power purchase agreement by the straight-line method. Ordinary maintenance and repairs are expensed as incurred; replacements and improvements are capitalized.

      The estimated useful lives are:


      Site roads and preparation                                       50 years
      Generators, systems, stacks, etc.                                50 years
      Coal handling plant                                           10-50 years
      Other operating fixed assets                                   3-10 years


      STOCKS

      Stocks are carried at the lower of cost (principally by the FIFO method or another method which approximates FIFO) and net realizable value. In valuing stocks, appropriate allowance is made for obsolete or slow-moving items.

      TRADE DEBTORS

      Trade debtors are stated at nominal value.

      CASH AND BANK BALANCES

      The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash.

      PROVISIONS

      Employee Provisions - Provisions are made for amounts expected to be paid to the operator of the Gladstone Power Station in respect of its employees for the pro rata entitlements for long service and annual leave. These amounts are accrued at actual pay rates having regard to experience of employee's departure and period of service. The provisions are divided into current (expected to be paid in the ensuing twelve months) and non-current portions.

      Deferred Tax - Provisions for deferred taxes have been set up where items entering into the determination of accounting profit for one period are recognized for taxation purposes in another.

SUNSHINE STATE POWER B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


     The principal difference arises in connection with the depreciation of fixed assets. In calculating the provision, current tax rates are applied.

SUNSHINE STATE POWER B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


      COMPANY INCOME TAX

      Company income tax is based upon the results reported in the statement of income as adjusted for permanent differences. Current Australian tax rates are applied.

      CASH FLOW STATEMENT

      The cash flow statement has been prepared using the indirect method.

      COMPARATIVE AMOUNTS

      Comparative amounts are reclassified to conform with the current year's financial statement presentation.


3.    INTANGIBLE FIXED ASSETS

      The movements in the intangible fixed assets are summarized as follows:


                                                       PROJECT
                                                      DEVELOPMENT    FINANCING
                                                      EXPENDITURES      COSTS      TOTAL
                                                      ------------   ----------  --------
COST

Balance at December 31, 1998                              6,984        2,707       9,691

Additions for the year ended December 31, 1999               --           --          --
                                                       --------      -------     -------

Balance at December 31, 1999                              6,984        2,707       9,691

Additions for the year ended December 31, 2000               --           --          --
                                                       --------      -------     -------

Balance at December 31, 2000                              6,984        2,707       9,691
                                                       --------      -------     -------

ACCUMULATED AMORTIZATION

Balance at December 31, 1998                               (949)      (1,287)     (2,236)

Amortization for the year ended December 31, 1999          (200)        (271)       (471)

Amortization for the year ended December 31, 2000          (200)        (271)       (471)
                                                       --------      -------     -------

Balance at December 31, 2000                             (1,349)      (1,829)     (3,178)
                                                       --------      -------     -------

Net book value at December 31, 2000                       5,635          878       6,513
                                                       ========      =======     =======

SUNSHINE STATE POWER B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


4.    TANGIBLE FIXED ASSETS

      The movements in the tangible fixed assets are summarized as follows:

                                                                                OTHER
                                          SITE ROADS   GENERATORS,   COAL     OPERATING
                                             AND        SYSTEMS,    HANDLING    FIXED
                                  LAND    PREPARATION    STACKS      PLANT      ASSETS     TOTAL
                                 ------   -----------  ----------  ---------  ---------   --------
COST

Balance at December 31, 1998       216       2,847      167,160      9,736      3,224     183,183

Additions                           --          42        1,264      1,332        215       2,853

Disposals                           --          --         (135)        --        (23)       (158)
                                 -----      ------     --------    -------    -------     -------

Balance at December 31, 1999       216       2,889      168,289     11,068      3,416     185,878

Additions                           --          11          902         61        153       1,127

Disposals                           --          --          (50)        --        (12)        (62)
                                 -----      ------     --------    -------    -------     -------

Balance at December 31, 2000       216       2,900      169,141     11,129      3,557     186,943
                                 =====      ======     ========    =======    =======     =======

ACCUMULATED
     DEPRECIATION

Balance at December 31, 1998        --        (488)     (21,355)    (2,749)    (1,457)    (26,049)

Charge for the year                 --         (54)      (3,352)      (628)      (301)     (4,335)
                                 -----      ------     --------    -------    -------     -------

Balance at December 31, 1999        --        (542)     (24,707)    (3,377)    (1,758)    (30,384)

Charge for the year                 --         (60)      (3,189)      (654)      (376)     (4,279)
                                 -----      ------     --------    -------    -------     -------

Balance at December 31, 2000        --        (602)     (27,896)    (4,031)    (2,134)    (34,663)
                                 =====      ======     ========    =======    =======     =======

Construction in progress at
     December 31, 2000
     (construction in progress
     at December 31, 1999 and
     1998 was AUD 363 and
     AUD 298, respectively)                                                                   930
                                                                                          =======

Net tangible fixed assets at
     December 31, 2000                                                                    153,210
                                                                                          =======


      As of January 1, 1999, the depreciation lives for site roads and preparation, generators, systems and stacks and the coal handling plant were prospectively changed from 35 to 50 years. This prospective change reduced 1999 depreciation expense by 1,677.

SUNSHINE STATE POWER B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


5.    STOCKS

                                                                     DECEMBER 31
                                                           ------------------------------
                                                             2000      1999       1998
                                                           ---------  --------  ---------
Coal                                                          1,462     4,812      2,309
Fuel oils                                                       164       159         84
Chemicals                                                         9        10          7
Spares and consumables                                        1,081     1,229      1,097
                                                           ---------  --------  ---------

                                                              2,716     6,210      3,497
                                                           =========  ========  =========


6.    RECEIVABLES

                                                                     DECEMBER 31
                                                           ------------------------------
                                                             2000      1999       1998
                                                           ---------  --------  ---------
Trade debtors                                                 5,651     4,701      5,444
Prepayments                                                      89       190         77
                                                           ---------  --------  ---------

                                                              5,740     4,891      5,521
                                                           =========  ========  =========



     All receivables are due in less than one year.


7.   CASH AND BANK BALANCES

     All cash and bank balances are held by banks and include investments with maturities of three months or less which are readily convertible to cash. The Company's long-term debt agreement places restrictions on the amount of cash and bank balances which must be maintained. At December 31, 2000, 1999 and 1998, the restricted cash and bank balances totaled AUD 7,292, AUD 6,460 and AUD 6,348, respectively.


8.   ISSUED SHARE CAPITAL

     The authorized share capital consists of 2,000 shares each having a nominal value of 30 Australian dollars (40 Dutch Guilders), of which 1,000 shares have been issued and fully paid up at December 31, 2000, 1999 and 1998. In prior years, the Company's shares were owned by NRGenerating International B.V. (990) and Gunwale B.V. (10). Both NRGenerating International B.V. and Gunwale B.V. are wholly-owned by NRG Energy, Inc., which is incorporated in the United States of America. During 1999, the shares held by Gunwale B.V. were sold to NRGenerating International B.V.

SUNSHINE STATE POWER B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


9.    RETAINED EARNINGS



                                                                       2000       1999
                                                                    ---------  ----------
Balance at January 1                                                  32,406      26,580

Appropriation of prior year's result                                  10,066       5,826
                                                                    ---------  ----------

Balance at December 31                                                42,472      32,406
                                                                    =========  ==========



10.   RESULT FOR THE PERIOD


Balance at December 31, 1998                                                       5,826

1998 net result appropriated to retained earnings                                 (5,826)

Net result for the year ended December 31, 1999                                   10,066

1999 net result appropriated to retained earnings                                (10,066)

Net result for the year ended December 31, 2000                                    3,169
                                                                               ----------

Balance at December 31, 2000                                                       3,169
                                                                               ==========



11.   PROVISIONS


                                                         EMPLOYEE   DEFERRED
                                                        PROVISIONS     TAX        TOTAL
                                                        ----------  ---------  ----------
Balance at December 31, 1998                               1,229      16,689      17,918

Charged (released) to income                                 111         340         451
                                                         --------   ---------  ----------

Balance at December 31, 1999                               1,340      17,029      18,369

Charged (released) to income                                  97       1,358       1,455
                                                         --------   ---------  ----------

Balance at December 31, 2000                               1,437      18,387      19,824
                                                         ========   =========  ==========




      Approximately AUD 713 of the employee provisions are current and expected to be paid during 2001.

SUNSHINE STATE POWER B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


12.   LONG-TERM LIABILITIES

      Secured long-term debt due to third parties:


                                                                   DECEMBER 31
                                                        ---------------------------------
                                                          2000        1999       1998
                                                        ----------  ---------  ----------
Secured - with banks                                       83,533     90,808      97,408
                                                        ==========  =========  ==========




      Current installments of bank long-term debt are included under current liabilities. The interest rate for long-term debt is variable based on an average of the bid rates quoted by the banks plus a margin of 1.5% at December 31, 2000, 1999 and 1998.

      The bank long-term debt is repayable as follows:


2001                                                                               7,275
2002                                                                               8,013
2003                                                                               8,850
2004                                                                               9,738
2005                                                                              10,750
Thereafter                                                                        46,182
                                                                               ----------
                                                                                  90,808
                                                                               ==========



      The bank long-term debt is secured by the Company's ownership interest in the Gladstone Power Station Joint Venture.

      Unsecured Subordinated Notes Payable (AUD'000)

      On March 25, 1994, the Company received loans from NRGenerating International B.V. and Gunwale B.V., the primary shareholders of the Company, in the amounts of AUD 48,312 and AUD 488, respectively. The notes payable are subordinated to all other liabilities of the Company, bear no interest and are to be repaid in US dollars. The Company repaid AUD 7,367 and AUD 4,109 to NRGenerating International B.V. during 2000 and 1999, respectively, and repaid AUD 4,655 and AUD 319 to NRGenerating International B.V. and Gunwale B.V. during 1998. Repayments on the notes payable are at the discretion of the Company, unless certain events of termination occur, as defined, and then the entire balance of the notes becomes due. The note balances, as adjusted for current period activity and foreign exchange fluctuations, were AUD 20,016, AUD 22,242 and AUD 0 to NRGenerating International B.V. and Gunwale B.V. at December 31, 2000 and 1999, respectively, and AUD 28,072 and AUD 0 to NRGenerating International B.V. and Gunwale B.V. at December 31, 1998, respectively.

SUNSHINE STATE POWER B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


13.   CURRENT LIABILITIES

                                                                      DECEMBER 31
                                                             ----------------------------
                                                              2000      1999      1998
                                                             --------  --------  --------
Current installments of bank long-term debt                    7,275     6,600     5,975
Trade creditors/suppliers                                        782       819       538
Accrued coal/rail costs                                        2,635     2,433     2,337
Accrued interest                                                 739       773       472
Other liabilities                                                906       602       220
                                                             --------  --------  --------

                                                              12,337    11,227     9,542
                                                             ========  ========  ========



14.  RELATED PARTIES

     An affiliate of the Company, Sunshine State Power (No. 2) B.V. owns 17.5% of the Gladstone Power Station Joint Venture. Sunshine State Power (No. 2) B.V. is owned by the owners of the Company.

     The Gladstone Power Station is operated by NRG Gladstone Operating Services Pty. Ltd., which is ultimately a wholly-owned subsidiary of NRG Energy, Inc. NRG Gladstone Operating Services Pty. Ltd. operates the Gladstone Power Station under the terms of the Operation and Maintenance Agreement with the Gladstone Power Station Joint Venture. During the periods ended December 31, 2000 and 1999, the Company paid NRG Gladstone Operating Services Pty. Ltd. approximately AUD 332 and AUD 386, respectively, in operators fees under the terms of the Operation and Maintenance Agreement.


15.  NUMBER OF EMPLOYEES

     The average number of persons employed at the Gladstone Power Station during 2000 was approximately 410 (1999: 400). These individuals are primarily employed in the operations and maintenance areas of the station. The Company is responsible for 20% of the related costs for these employees. The Company itself has no employees.


16.  REMUNERATION OF DIRECTORS

     During the periods ended December 31, 2000, 1999 and 1998, none of the directors received remuneration for their services as directors of the Company.

SUNSHINE STATE
POWER (NO. 2) B.V.
ANNUAL FINANCIAL REPORT
DECEMBER 31, 2000, 1999 AND 1998

SUNSHINE STATE POWER (NO. 2) B.V.
INDEX TO ANNUAL FINANCIAL REPORT
DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                                       PAGE(S)
                                                                                       -------
Auditors' Report                                                                          1

Balance Sheet at December 31, 2000, 1999 and 1998                                         2

Statement of Income for the years ended December 31, 2000, 1999 and 1998                  3

Statement of Cash Flows for the years ended December 31, 2000, 1999 and 1998              4

Notes to the Annual Accounts for the years ended December 31, 2000, 1999 and 1998       5-13

TO THE SHAREHOLDERS OF
SUNSHINE STATE POWER (NO. 2) B.V.


AUDITORS' REPORT

INTRODUCTION

We have audited the accompanying balance sheet of Sunshine State Power (No. 2) B.V. as of December 31, 2000, 1999 and 1998, and the related statements of income and of cash flows for each of the three years ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

SCOPE

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

OPINION

In our opinion, the financial statements give a true and fair view of the financial position of the Company as of December 31, 2000, 1999 and 1998 and of the results for the years then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Netherlands Civil Code.






PRICEWATERHOUSECOOPERS N.V.
March 2, 2001
Amsterdam, Netherlands

SUNSHINE STATE POWER (NO. 2) B.V.
BALANCE SHEET
AT DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------

                        ASSETS                                2000         1999        1998
                                                          -----------  -----------  ----------
Fixed assets:
   Intangible fixed assets                                     5,704        6,115       6,526
   Tangible fixed assets                                     134,051      136,369     137,749
                                                          -----------  -----------  ----------

                                                             139,755      142,484     144,275

Current assets:
   Stocks                                                      2,377        5,434       3,060
   Receivables                                                 5,023        4,280       4,830
   Cash and bank balances                                     11,556        9,816      10,037
                                                          -----------  -----------  ----------

                                                              18,956       19,530      17,927
                                                          -----------  -----------  ----------

     Total assets                                            158,711      162,014     162,202
                                                          ===========  ===========  ==========


          SHAREHOLDERS' EQUITY AND LIABILITIES

Shareholders' equity:
   Issued share capital                                           30           30          30
   Retained earnings                                          37,081       28,343      23,247
   Result for the year                                         2,791        8,738       5,096
                                                          -----------  -----------  ----------

                                                              39,902       37,111      28,373
                                                          -----------  -----------  ----------

Provisions                                                    17,319       16,038      15,671
Long-term liabilities                                         90,591       98,937     109,669
Current liabilities                                           10,899        9,928       8,489
                                                          -----------  -----------  ----------

     Total shareholders' equity and liabilities              158,711      162,014     162,202
                                                          ===========  ===========  ==========



      The accompanying notes form an integral part of the annual accounts.

SUNSHINE STATE POWER (NO. 2) B.V.
STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


                                                                2000       1999        1998
                                                              ---------  ----------  ---------
Net turnover:
   Enertrade                                                    17,766      14,568     16,466
   Boyne Smelters Limited                                       35,295      34,638     33,580
                                                              ---------  ----------  ---------

     Total                                                      53,061      49,206     50,046

Cost of turnover:
   Non-fuel                                                      8,798       8,616      8,177
   Fuel                                                         24,544      21,473     21,756
                                                              ---------  ----------  ---------

     Total                                                      33,342      30,089     29,933
                                                              ---------  ----------  ---------

Gross profit on turnover                                        19,719      19,117     20,113
                                                              ---------  ----------  ---------

Operating expenses                                               1,349       2,068      1,424
Depreciation and amortization expense                            4,157       4,205      5,608
                                                              ---------  ----------  ---------

     Total expenses                                              5,506       6,273      7,032
                                                              ---------  ----------  ---------

Net profit on turnover                                          14,213      12,844     13,081
                                                              ---------  ----------  ---------

Interest expense                                                 6,284       5,713      6,074
Interest income                                                   (602)       (467)      (458)
Foreign exchange (gain) loss                                     4,502      (1,529)       833
Disposal of assets (gain) loss                                      42         119         17
                                                              ---------  ----------  ---------

Net financial expense                                           10,226       3,836      6,466
                                                              ---------  ----------  ---------

Result from ordinary operations before taxation                  3,987       9,008      6,615

Taxation                                                         1,196         270      1,519
                                                              ---------  ----------  ---------

Net result                                                       2,791       8,738      5,096
                                                              =========  ==========  =========



      The accompanying notes form an integral part of the annual accounts.

SUNSHINE STATE POWER (NO. 2) B.V.
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


                                                                2000       1999        1998
                                                              ---------  ----------  ---------
Cash flows from operating activities:
   Net result                                                    2,791       8,738      5,096
   Adjustments to reconcile net result to net cash provided
        by operating activities:
     Depreciation and amortization                               4,157       4,205      5,608
     Deferred income taxes                                       1,196         270      1,519
     Foreign exchange loss (gain)                                4,502      (1,529)       833
     (Gain) loss on sale of fixed assets                            42         139         17
     Changes in operating assets and liabilities:
       Stocks                                                    3,057      (2,374)    (1,088)
       Receivables                                                (743)        550       (920)
       Provisions                                                   85          97        (12)
       Current liabilities                                         380         892        302
                                                              ---------  ----------  ---------

     Net cash flows provided by operating activities            15,467      10,988     11,355
                                                              ---------  ----------  ---------

Cash flows from investing activities:
   Purchases of tangible fixed assets                           (1,482)     (2,553)    (1,633)
   Proceeds from sale of fixed assets                               12          --         19
                                                              ---------  ----------  ---------

     Net cash flows used by investing activities                (1,470)     (2,553)    (1,614)
                                                              ---------  ----------  ---------

Cash flows from financing activities:
   Repayments of notes payable                                  (6,482)     (3,428)    (4,481)
   Repayments of long-term debt                                 (5,775)     (5,228)    (4,758)
                                                              ---------  ----------  ---------

     Net cash flows used by financing activities               (12,257)     (8,656)    (9,239)
                                                              ---------  ----------  ---------

Net increase (decrease) in cash and bank balances                1,740        (221)       502

Cash and bank balances:
   Beginning of year                                             9,816      10,037      9,535
                                                              ---------  ----------  ---------

   End of year                                                  11,556       9,816     10,037
                                                              ---------  ----------  ---------

Supplemental disclosure of cash paid for interest                6,284       5,450      5,998
                                                              =========  ==========  =========



      The accompanying notes form an integral part of the annual accounts.

SUNSHINE STATE POWER (NO. 2) B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


1.    GENERAL

      ACTIVITIES

      Sunshine State Power (No. 2) B.V. (the Company) was incorporated on February 24, 1994 and is seated in Amsterdam, the Netherlands. The Company's principal operating activity is the ownership of 17.5% of the Gladstone Power Station Joint Venture. The Gladstone Power Station Joint Venture owns and operates the Gladstone Power Station located in Queensland, Australia, which it acquired on March 30, 1994. The Gladstone Power Station Joint Venture is an unincorporated joint venture and therefore not a separate legal entity. Accordingly, the Gladstone Power Station Joint Venture owners act as tenants in common owning their proportionate shares of the unincorporated joint venture's assets, liabilities and results of operations. The unincorporated joint venture's assets, liabilities, results of operations and cash flows have been taken up in this annual financial report on a proportionate basis. The accounts have been prepared for the years ended December 31, 2000, 1999 and 1998.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      GENERAL

      Unless otherwise stated assets and liabilities are carried at nominal value.

      BASIS OF PREPARATION

      The Company's financial statements have been prepared in accordance with generally accepted accounting principles in the Netherlands (Netherlands
      GAAP) which may differ in certain respects from generally accepted accounting principles in the United States (US GAAP). With regard to the Company's balance sheet and statement of income, there are no material differences between Netherlands GAAP and US GAAP. With regard to the Company's statement of cash flows, under US GAAP the foreign exchange loss
      (gain) would be classified under the cash flows from financing activities section as US GAAP requires that such items be netted with the related cash flow item.

      FOREIGN CURRENCIES

      Assets and liabilities at year-end and transactions during the period denominated in a foreign currency are translated into the Company's local currency (Australian dollars) at the exchange rates ruling at year-end and at the time of the transaction, respectively. Exchange adjustments are taken to the statement of income.

      INTANGIBLE FIXED ASSETS

      Project Development Expenditures - Project development expenditures represent the Company's share of project development expenditures incurred by the Gladstone Power Station Joint Venture to organize the acquisition of the Gladstone Power Station and operate it subsequent to the acquisition.

      Capitalized development expenditures are being amortized over the term of the Gladstone Power Station Power sales agreements (35 years), commencing from the date the investment in the project was consummated. The carrying values of capitalized development expenditures and the

SUNSHINE STATE POWER (NO. 2) B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


      amortization periods are reviewed annually and any necessary write down is charged against income. Research expenditures and expenditures on development of existing projects are charged against income in the year in which they are incurred.

      Financing Costs - Financing costs represent the Company's share of the costs incurred by the Gladstone Power Station Joint Venture to acquire the long-term debt used to finance the acquisition of the Gladstone Power Station. Capitalized financing costs are being amortized over a ten-year period, which represents the timeframe until the Company expects the long-term debt will be refinanced.

      TANGIBLE FIXED ASSETS

      All tangible fixed assets are stated at cost. The Company has not had any revaluations performed on its tangible fixed assets. Tangible fixed assets, with the exception of land, are depreciated over their estimated useful lives by the straight-line method. Ordinary maintenance and repairs are expensed as incurred; replacements and improvements are capitalized.

      The estimated useful lives are:

      Site roads and preparation                                        50 years
      Generators, systems, stacks, etc.                                 50 years
      Coal handling plant                                            10-50 years
      Other operating fixed assets                                    3-10 years

      STOCKS

      Stocks are carried at the lower of cost (principally by the FIFO method or another method which approximates FIFO) and net realizable value. In valuing stocks, appropriate allowance is made for obsolete or slow-moving items.

      TRADE DEBTORS

      Trade debtors are stated at nominal value net of provision for doubtful debtors.

      CASH AND BANK BALANCES

      The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash.

      PROVISIONS

      Employee Provisions - Provisions are made for amounts expected to be paid to the operator of the Gladstone Power Station in respect of its employees for the pro rata entitlements for long service and annual leave. These amounts are accrued at actual pay rates having regard to experience of employee's departure and period of service. The provisions are divided into current (expected to be paid in the ensuing twelve months) and non-current portions.

      Deferred Tax - Provisions for deferred taxes have been set up where items entering into the determination of accounting profit for one period are recognized for taxation purposes in another. The principal difference arises in connection with the depreciation of fixed assets. In calculating the provision, current tax rates are applied.

SUNSHINE STATE POWER (NO. 2) B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


      COMPANY INCOME TAX

      Company income tax is based upon the results reported in the statement of income as adjusted for permanent differences. Current Australian tax rates are applied.

      CASH FLOW STATEMENT

      The cash flow statement has been prepared using the indirect method.

      COMPARATIVE AMOUNTS

      Comparative amounts are reclassified to conform with the current year's financial statement presentation.


3.    INTANGIBLE FIXED ASSETS

      The movements in the intangible fixed assets are summarized as follows:

                                                        PROJECT
                                                       DEVELOPMENT  FINANCING
                                                      EXPENDITURES    COSTS       TOTAL
                                                      ------------  ---------  ----------
COST

Balance at December 31, 1998                              6,111        2,369       8,480

Additions for the year ended December 31, 1999               --           --          --
                                                      ----------    ---------  ----------

Balance at December 31, 1999                              6,111        2,369       8,480

Additions for the year ended December 31, 2000               --           --          --
                                                      ----------    ---------  ----------

Balance at December 31, 2000                              6,111        2,369       8,480
                                                      ----------    ---------  ----------

ACCUMULATED AMORTIZATION

Balance at December 31, 1998                               (829)      (1,125)     (1,954)

Amortization for the year ended December 31, 1999          (175)        (236)       (411)

Amortization for the year ended December 31, 2000          (174)        (237)       (411)
                                                      ----------    ---------  ----------

Balance at December 31, 2000                             (1,178)      (1,598)     (2,776)
                                                      ----------    ---------  ----------

Net book value at December 31, 2000                       4,933          771       5,704
                                                      ==========    =========  ==========

SUNSHINE STATE POWER (NO. 2) B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


4.    TANGIBLE FIXED ASSETS

      The movements in the tangible fixed assets are summarized as follows:

                                                                        OTHER
                                    SITE ROADS  GENERATORS,   COAL    OPERATING
                                       AND       SYSTEMS,   HANDLING    FIXED
                              LAND  PREPARATION   STACKS      PLANT     ASSETS     TOTAL
                             ------ ----------- ----------- --------  ---------    -----
COST

Balance at December 31, 1998   189     2,491      146,267     8,525    2,813     160,285

Additions                       --        36        1,106     1,165      188       2,495

Disposals                       --        --         (118)       --      (20)       (138)
                             ------   -------   ---------- ---------  -------  ----------

Balance at December 31, 1999   189     2,527      147,255     9,690    2,981     162,642

Additions                       --        10          789        53      134         986

Disposals                       --        --          (43)       --      (11)        (54)
                             ------   -------   ---------- ---------  -------  ----------

Balance at December 31, 2000   189     2,537      148,001     9,743    3,104     163,574
                             ======   =======   ========== =========  =======  ==========

ACCUMULATED
     DEPRECIATION

Balance at December 31, 1998    --      (427)     (18,640)   (2,407)  (1,321)    (22,795)

Charge for the year             --       (48)      (2,933)     (550)    (264)     (3,795)
                             ------   -------   ---------- ---------  -------  ----------

Balance at December 31, 1999    --      (475)     (21,573)   (2,957)  (1,585)    (26,590)

Charge for the year             --       (53)      (2,792)     (572)    (329)     (3,746)
                             ------   -------   ---------- ---------  -------  ----------

Balance at December 31, 2000    --      (528)     (24,365)   (3,529)  (1,914)    (30,336)
                             ======   =======   ========== =========  =======  ==========

Construction in progress at
     December 31, 2000
     (construction in progress at
     December 31, 1999 and
     1998 was AUD 317 and
     AUD 259, respectively)                                                          813
                                                                               ===========

Net tangible fixed assets at
     December 31, 2000                                                           134,051
                                                                               ===========

SUNSHINE STATE POWER (NO. 2) B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


      As of January 1, 1999, the depreciation lives for site roads and preparation, generators, systems and stacks and the coal handling plant were prospectively changed from 35 to 50 years. This prospective change reduced 1999 depreciation expense by 1,468.


5.    STOCKS

                                                                    DECEMBER 31
                                                           ------------------------------
                                                             2000      1999       1998
                                                           ---------  --------  ---------
      Coal                                                    1,279     4,210      2,021
      Fuel oils                                                 144       140         73
      Chemicals                                                   8         9          6
      Spares and consumables                                    946     1,075        960
                                                           ---------  --------  ---------

                                                              2,377     5,434      3,060
                                                           =========  ========  =========



6.    RECEIVABLES

                                                                    DECEMBER 31
                                                           ------------------------------
                                                             2000      1999       1998
                                                           ---------  --------  ---------
      Trade debtors                                           4,946     4,114      4,763
      Prepayments                                                77       166         67
                                                           ---------  --------  ---------

                                                              5,023     4,280      4,830
                                                           =========  ========  =========


      All receivables are due in less than one year.


7.    CASH AND BANK BALANCES

      All cash and bank balances are held by banks and include investments with maturities of three months or less which are readily convertible to cash. The Company's long-term debt agreement places restrictions on the amount of cash and bank balances which must be maintained. At December 31, 2000, 1999 and 1998, the restricted cash and bank balances totaled AUD 6,380, AUD 5,653 and AUD 5,554, respectively.

SUNSHINE STATE POWER (NO. 2) B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


8.    ISSUED SHARE CAPITAL

      The authorized share capital consists of 2,000 shares each having a nominal value of 75 Australian dollars (100 Dutch Guilders), of which 400 shares have been issued and fully paid up at December 31, 2000, 1999 and 1998. In prior years, the Company's shares were owned by NRGenerating International B.V. (396) and Gunwale B.V. (4). Both NRGenerating International B.V. and Gunwale B.V. are wholly-owned by NRG Energy, Inc., which is incorporated in the United States of America. During 1999, the shares held by Gunwale B.V. were sold to NRGenerating International B.V.


9.    RETAINED EARNINGS

                                                                              2000       1999
                                                                           ---------  ----------
      Balance at January 1                                                   28,343      23,247

      Appropriation of prior year's result                                    8,738       5,096
                                                                           ---------  ----------

      Balance at December 31                                                 37,081      28,343
                                                                           =========  ==========


10.   RESULT FOR THE PERIOD

      Balance at December 31, 1998                                                       5,096

      1998 net result appropriated to retained earnings                                 (5,096)

      Net result for the year ended December 31, 1999                                    8,738

      1999 net result appropriated to retained earnings                                 (8,738)

      Net result for the year ended December 31, 2000                                    2,791
                                                                                     ----------

      Balance at December 31, 2000                                                       2,791
                                                                                     ==========

SUNSHINE STATE POWER (NO. 2) B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


11.  PROVISIONS

                                                               EMPLOYEE    DEFERRED
                                                              PROVISIONS     TAX       TOTAL
                                                              ----------  ---------  ----------
      Balance at December 31, 1998                               1,076      14,595      15,671

      Charged (released) to income                                  97         270         367
                                                               --------   ---------  ----------

      Balance at December 31, 1999                               1,173      14,865      16,038

      Charged (released) to income                                  85       1,196       1,281
                                                               --------   ---------  ----------

      Balance at December 31, 2000                               1,258      16,061      17,319
                                                               ========   =========  ==========




      Approximately AUD 624 of the employee provisions are current and expected to be paid during 2001.


12.   LONG-TERM LIABILITIES

      Secured long-term debt due to third parties:

                                                                  DECEMBER 31
                                                        ---------------------------------
                                                           2000        1999       1998
                                                        ---------   ---------   ---------
      Secured - with banks                                 73,091     79,457      85,232


      Current installments of bank long-term debt are included under current liabilities. The interest rate for long-term debt is variable based on an average of the bid rates quoted by the banks plus a margin of 1.5% at December 31, 2000.

      The bank long-term debt is repayable as follows:

      2001                                                                6,366
      2002                                                                7,011
      2003                                                                7,744
      2004                                                                8,520
      2005                                                                9,406
      Thereafter                                                         40,410
                                                                     -----------

                                                                         79,457
                                                                     ===========

      The bank long-term debt is secured by the Company's ownership interest in the Gladstone Power Station Joint Venture.

SUNSHINE STATE POWER (NO. 2) B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


      Unsecured subordinated note payable (AUD'000)

      On March 25, 1994, the Company received loans from NRGenerating International B.V. and Gunwale B.V., the primary shareholders of the Company, in the amount of AUD 42,273 and AUD 427, respectively. The notes payable are subordinated to all other liabilities of the Company, bear no interest and are to be repaid in U.S. dollars. The Company repaid AUD 6,482 and AUD 3,428 to NRGenerating International B.V. during 2000 and 1999, respectively, and AUD 4,202 and AUD 279 to NRGenerating International B.V. and Gunwale B.V., respectively, during 1998. Repayments on the notes payable are at the discretion of the Company, unless certain events of termination occur, as defined, and then the entire balance of the notes becomes due. The note balances, as adjusted for current period activity and foreign exchange flunctuations, were AUD 17,500 and AUD 19,480 to NRGenerating International B.V. at December 31, 2000 and 1999, respectively, and AUD 24,437 and AUD 0 to NRGenerating International B.V. and Gunwale B.V., respectively, at December 31, 1998.


13.   CURRENT LIABILITIES

                                                                           DECEMBER 31
                                                                  ------------------------------
                                                                   2000      1999       1998
                                                                  ---------  --------  ---------
      Current installments of bank long-term debt                   6,366     5,775      5,228
      Trade creditors/suppliers                                       684       716        471
      Accrued coal/rail costs                                       2,306     2,129      2,045
      Accrued interest                                                646       677        413
      Other accrued expenses                                          897       631        332
                                                                  ---------  --------  ---------

                                                                    10,899     9,928      8,489
                                                                  =========  ========  ==========


14.   RELATED PARTIES

      An affiliate of the Company, Sunshine State Power B.V. owns 20% of the Gladstone Power Station Joint Venture. Sunshine State Power B.V. is owned by the owners of the Company.

      The Gladstone Power Station is operated by NRG Gladstone Operating Services Pty. Ltd., which is ultimately a wholly-owned subsidiary of NRG Energy, Inc. NRG Gladstone Operating Services Pty. Ltd. operates the Gladstone Power Station under the terms of the Operation and Maintenance Agreement with the Gladstone Power Station Joint Venture. During the periods ended December 31, 2000, 1999 and 1998, the Company paid NRG Gladstone Operating Services Pty. Ltd. approximately AUD 291, AUD 338 and AUD 345, respectively, in operators fees under the terms of the Operation and Maintenance Agreement.

SUNSHINE STATE POWER (NO. 2) B.V.
NOTES TO THE ANNUAL ACCOUNTS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(Amounts expressed in thousands of Australian dollars)
--------------------------------------------------------------------------------


15.   NUMBER OF EMPLOYEES

      The average number of persons employed at the Gladstone Power Station during 2000 was approximately 410 (1999: 400). These individuals are primarily employed in the operations and maintenance areas of the station. The Company is responsible for 17.5% of the related costs for these employees. The Company itself has no employees.


16.   REMUNERATION OF DIRECTORS

      During the periods ended December 31, 2000, 1999 and 1998, none of the directors received remuneration for their services as directors of the Company.






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